UNAUDITED PRO FORMA CONDENSED COMBINING BALANCE SHEET, NET LOSS,
                       AND EARNINGS PER SHARE INFORMATION


The following unaudited pro forma condensed combined balance sheet is based on the historical balance sheets of International Travel CD's, Inc. ("ILCD"), and of Stellar Venture Partners, LLC ("SVP") and subsidiaries, as of December 31, 2003. On January 15, 2004, the two entities consummated an agreement and plan of merger, with ILCD being the legal acquirer. This merger has been treated as a recapitalization of SVP. SVP's members obtained a majority ownership interest in the outstanding shares of ILCD and therefore SVP was the acquirer for accounting purposes. Consequently, at the date of the merger, the financial statements of SVP became those of ILCD.

Specifically, the following unaudited pro forma condensed combined balance sheet presents the recapitalization of SVP as if the merger had been consummated as of December 31, 2003.

The pro forma net loss and earnings per share information assumes the merger had occurred as of January 1, 2003 and presents the earnings per share as if SVP had shares of common stock outstanding.

The following unaudited pro forma consolidated balance sheet, net loss and earnings per share information as of December 31, 2003 is presented for illustrative purposes only and is not necessarily indicative of the financial position and results of operations that would have been achieved if the proposed transaction had been completed as of that date. This unaudited pro forma information should be read in conjunction with ILCD and SVP's historical financial statements (and related notes thereto). For the year ended June 30, 2003, such information can be found in the ILCD Annual Report on Form 10-KSB.

 For the six-month period ended December 31, 2003, such information can be found in the ILCD Quarterly Report on Form 10-QSB. A copy of the Forms 10-KSB and 10-QSB, as well as other documents filed by ILCD with the Securities and Exchange Commission, are available to the public.

                                                           Historical      Historical     Pro Forma
                                                              ILCD            SVP        Adjustments       Total
                                                           -----------    -----------    -----------    -----------
                                  ASSETS

Current Assets
    Cash                                                   $       714    $   424,720                   $   425,434
    Marketable securities                                           --        244,300                       244,300
    Accounts receivable                                             --          2,888                         2,888
    Prepaid management fees, related party                          --         14,250                        14,250
    Prepaid expenses                                                --          9,524                         9,524
    Notes receivable                                           602,800             --                       602,800
    Interest receivable                                         57,613             --                        57,613
                                                           -----------    -----------    -----------    -----------

             Total Current Assets                              661,127        695,682                     1,356,809

Property and Equipment, Net                                         --         72,809                        72,809

Other Assets
    Investment in Synergy Networks                                  --        400,000                       400,000
    Deposits                                                        --          2,534                         2,534
                                                           -----------    -----------    -----------    -----------

              Other Assets, Net                                     --        402,534                       402,534
                                                           -----------    -----------    -----------    -----------

              Total Assets                                 $   661,127    $ 1,171,025                   $ 1,832,152
                                                           ===========    ===========    ===========    ===========

                   LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
     Current portion of obligations under capital leases   $        --    $     4,088                   $     4,088
     Accounts payable and accrued expenses                     352,507         34,560                       387,067
     Deferred revenues                                              --         77,720                        77,720
                                                           -----------    -----------    -----------    -----------

              Total Current Liabilities                        352,507        116,368                       468,875

Obligations Under Capital Leases,
   net of current portion                                           --          8,473                         8,473
                                                           -----------    -----------    -----------    -----------

              Total Liabilities                                352,507        124,841                       477,348
                                                           -----------    -----------    -----------    -----------

Stockholders' Equity
      Members' capital                                              --      4,244,969     (4,244,969)(1)         --
      Common stock                                                  --             --             --             --
      Additional paid-in capital                             2,359,797             --      4,244,969 (1)         --
                                                                                          (2,051,177)(1)  4,553,589
      Deficit accumulated in the development stage          (2,051,177)    (3,198,785)     2,051,177 (2) (3,198,785)
                                                           -----------    -----------    -----------    -----------

               Total Stockholders' Equity                      308,620      1,046,184             --      1,354,804
                                                           -----------    -----------    -----------    -----------

                                                           $   661,127    $ 1,171,025    $        --    $ 1,832,152
                                                           ===========    ===========    ===========    ===========

                                                                   Twelve Months
                                                                   ------------
Pro forma information (unaudited):

Net loss                                                           $ (1,020,286)
                                                                   ============

Pro forma net loss                                                 $ (1,020,286)
                                                                   ============

Pro forma net loss per share data:

Basic and diluted net loss per common share                        $      (0.05)
                                                                   ============

Basic and diluted weighted average number
of common shares outstanding                                         20,906,200
                                                                   ============

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                       COMBINED BALANCE SHEET (UNAUDITED)


International Travel CD's, Inc. ("ILCD") entered into an agreement and plan of merger with Stellar Venture Partners, LLC and subsidiaries ("SVP") whereby the members of SVP exchanged all of their membership interests in return for 18,000,000 shares of ILCD common stock after taking into effect the 1 for 4 reverse common stock split effected in March 2004. Upon the consummation of this transaction on January 15, 2004, SVP members owned approximately 75% of ILCD. The combination of ILCD and SVP will be treated as a recapitalization of SVP. Consequently, the historical financial statements of SVP will become those of ILCD.

(1) This pro forma adjustment reflects the cancellation of 4,350 class A and 1,100 class B membership interests of SVP and the issuance of 18,000,000 shares of common stock of ILCD pursuant to the agreement and plan of merger.

(2) This pro forma adjustment reflects the elimination entry to reflect accounting for the re-capitalization.

An unaudited pro forma statement of operations has been excluded in this pro forma presentation since the audited historical statement of operations of Stellar Venture Partners, LLC and subsidiaries is presented elsewhere in this 8-K. After the recapitalization the financial statements of SVP will become the historical statement of operations of ILCD. SVP began operations on March 13, 2000 and the statement of operations commences from that point.

The pro forma net loss per share assumes all of the above transactions occurred on January 1, 2003 and that the number of shares of common stock expected to be outstanding upon consummation of these transactions will be 24,000,000, which reflects the 1 for 4 reverse common stock split in March 2004.

SVP was organized in the form of a limited liability company. Upon the business combination, its capital structure will be changed to that of a corporation. The change will result in ILCD retaining the tax benefit for any net operating losses occurring subsequent to the merger whereas the previous losses have been passed through to the SVP members. Pro forma condensed information for the year ended December 31, 2003 has been presented below which reflects the impact of the change in SVP capital structure as if it had occurred March 13, 2000 (the Company's inception). This presentation reflects SVP generating a tax benefit, subject to a 100% valuation allowance, for the net operating losses which were incurred by SVP during the year ended December 31, 2003.